EXHIBIT 5(b)

                        INVESTMENT SUB-ADVISORY AGREEMENT



      AGREEMENT, made this day of , 1996, among Munder Capital Management (the "Advisor"), a Delaware partnership, Framlington Overseas Investment Management Limited (the "Sub-Advisor"), a subsidiary of Framlington Group plc, a public holding company incorporated in England and in Wales and registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and The Munder Framlington Funds Trust (the "Trust"), a Massachusetts business trust and a diversified open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").


      WHEREAS, the Advisor has entered into an Investment Advisory Agreement, dated ______, 1996 with the Trust (the "Investment Advisory Agreement"), pursuant to which the Advisor will act as investment advisor to the Trust;

      WHEREAS, the shares of beneficial interest of the Trust are divided into more than one separate series; and

      WHEREAS, the Advisor wishes to retain the Sub-Advisor to render investment advisory services to the portfolios of the Trust listed on Appendix A attached hereto (the "Funds"), and the Sub-Advisor is willing to furnish such services to the Funds;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Advisor and the Sub-Advisor as follows:

1.    Appointment

      The Advisor hereby appoints the Sub-Advisor to act as sub-investment Advisor to the Funds for the periods and on the terms set forth herein. The Sub-Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.    Services as Sub-Investment Advisor

      Subject to the general supervision and direction of the Board of Trustees of the Trust and the Advisor, the Sub-Advisor will (a) manage the investments of each Fund in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectuses and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for each Fund; (c) place purchase and sale orders on behalf of each Fund; and (d) select brokers-dealers to execute trades on behalf of the Funds.

      The Sub-Advisor further agrees that, in performing its duties hereunder, it will:

      (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisors Act, the Internal Revenue Code, of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trust's Trustees;

      (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the code and regulations issued thereunder;

      (c) maintain books and records with respect to the Funds' securities transactions, render to the Advisor or Board such periodic and special reports as the Board of Trustees of the Trust may reasonably request, and keep the Advisor and the Trustees informed of developments materially affecting the Funds' portfolio;

      (d) make available to the Funds' administrator, and the Trust, promptly upon their request, such copies of the investment records and ledgers with respect to the Funds as may be required to assist the administrator and the Trust in their compliance with applicable laws and regulations; and

      (e) immediately notify the Trust in the event that the Sub-Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment Advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Sub-Advisor further agrees to notify the Trust immediately of any material fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that is not contained in the Trust's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.    Documents

      The Advisor has delivered properly certified or authenticated copies of each of the following documents to the Sub-Advisor and will deliver to it all future amendments and supplements thereto, if any:

      (a) certified resolution of the Board of Trustees of the Trust authorizing the appointment of the Sub-Advisor and approving the form of this Agreement;

      (b) the Registration Statement describing the Funds as filed with the Securities and Exchange Commission and any amendments thereto; and

      (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

4.    Brokerage

      In selecting brokers-dealers to execute transactions on behalf of the Funds, the Sub-Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Sub-Advisor or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Sub-Advisor have access to supplemental investment and market research and security and economic analysis provided by brokers-dealers who may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Advisor may cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Sub-Advisor to the Funds. It is understood that the services provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Sub-Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

5.    Records

      The Sub-Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Sub-Advisor with respect to the Funds by the 1940 Act. The Sub-Advisor further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

6.    Standard of Care

      The Sub-Advisor shall exercise its best judgment in rendering the services under this Agreement. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor, the Funds or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Advisor, the Funds or to the Funds' shareholders to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Sub-Advisor" shall include any officers, directors, employees, or other affiliates of the Sub-Advisor performing services with respect to the Funds.

7.    Compensation

      In consideration of the services rendered pursuant to this Agreement, the Advisor will pay the Sub-Advisor a fee at an annual rate based on the Funds' average daily net assets as set forth on Appendix A. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Sub-Advisor, the value of the Funds' average daily net assets shall be computed at the times and in the manner specified in the Funds' Prospectuses or Statement of Additional Information. As to each Fund, if, in any fiscal year, the Advisor determines to waive fees payable to it by the Fund or reimburse expenses to the Fund, the Sub-Advisor will bear that portion of the fee waiver or expense reimbursement which bears the same relation to such fee waiver or expense reimbursement as the fee payable by the Fund to the Sub-Advisor during such year bears to the total of (i) the annual fee payable by the Fund to the Sub-Advisor plus (ii) the annual fee payable by the Fund to the Advisor, in each case without giving effect to the fee waiver or expense reimbursement.

8.    Expenses

      The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any, fees of Trustees of the Trust who are not officers, directors, or employees of the Advisor or any Sub-Advisor; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Funds' proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Funds' existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

9.    Services to Other Companies or Accounts

      The investment advisory services of the Sub-Advisor to the Funds under this Agreement are not to be deemed exclusive, and the Sub-Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Funds) and to engage in the activities, so long as its services hereunder are not impaired thereby.

10.   Duration and Termination

      This Agreement shall become effective on the date hereof and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approve at least annually by (i) the vote of a majority of the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the 1940 Act) of each Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, (a) on sixty (60) days' written notice by the Board of Trustees of the Trust or by vote of holders of a "majority" (as defined in the 1940 Act) of each Fund's shares, (b) on 90 days' written notice by the Advisor or (c) on ninety (90) days' written notice by the Sub-Advisor. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

11.   Amendment

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.   Names

      It is understood that the name "Framlington Overseas Investment Management Limited" or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates, and that each Fund has the right to use such name (or derivative thereof or associated logo) only so long as this Agreement shall continue with respect to that Fund. Upon termination of this Agreement, each Fund shall forthwith cease to use such name (or derivative thereof or associated logo) and the Trust shall promptly amend its Declaration of Trust to change its name and the name of each Fund to comply herewith.

      The words "The Munder Framlington Funds Trust" and "Trustees" or "Board of Trustees" used herein refer respectively to the Trust created and the Trustees, as trustees of the Trust but not individually or personally acting from time to time under a Declaration of Trust dated October 30, 1996 which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Munder Framlington Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

13.   Miscellaneous

      (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

      (b) Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

      (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

      (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

      (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      (f) Notices of any kind to be given to the Sub-Advisor by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Sub-Advisor at 155 Bishopsgate, London EC2M 3XJ, England, or at such other address or to such individual as shall be specified by the Sub-Advisor to the Advisor. Notices of any kind to be given to the Advisor by the Sub-Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such the address or to such individual as shall be specified by the Trust to the Sub-Advisor.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                    THE MUNDER FRAMLINGTON FUNDS TRUST


                                       By:


                                    MUNDER CAPITAL MANAGEMENT


                                       By:


                                    FRAMLINGTON OVERSEAS INVESTMENT
                                    MANAGEMENT LIMITED


                                       By:

                                   APPENDIX A



                                        Annual Fees (as a Percentage of
Funds                                   Average Daily Net Assets

Framlington Emerging Markets Fund       0.75%

Framlington                             International  Growth  Fund 0.50% of net
                                        assets up to $250 million; plus 0.375% of net assets of $250 million or more

Framlington Healthcare Fund             0.50% of net assets up to $250
                                        million; plus 0.375% of net assets of
                                        $250 million or more